Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Biomerica, Inc. (the “Company”) and Subsidiaries of our report dated August 29, 2017, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biomerica, Inc. and Subsidiaries for the years ended May 31, 2017 and 2016.

We also consent to the reference to our firm under the caption “Experts” included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017.

/s/ PKF, LLP
San Diego, California

May 10, 2018